SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

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                KANSAS CITY POWER & LIGHT COMPANY
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

[IBEW position paper distributed to employees commencing July 30, 1996]

[IBEW logo]


                          July 29, 1996

                         POSITION PAPER

TO WHOM IT MAY CONCERN:

     On Saturday, July 27, 1996, in the Business Section of the
Kansas City Star the following headlines appeared on Page One.

     "Kansas City Power and Light's Union shifts position."

     The following statement has been prepared by the President and the Business Manager of Local 1464 in reply to that headline and its story content.

     "It is the position of Local 1464 and it's leadership that Mr. Nigel Peck is not now, nor has he ever been, a spokesman for our Local."

     Furthermore, from the very beginning of the merger talks our primary concern has been job security and the opportunity to play a significant part in the changing forces driving the business we have been a part of for these many years. We will not shift from this position. Our Union has not had a change of heart. We are not in neutral. We are continuously in motion and we look forward to the day when every one's total focus can return to the business of running the best electric utility company in the country.



/s/Robert N. Madrigal              /s/James J. Whalen
   Robert N. Madrigal                 James J. Whalen
   Business                           President